Exhibit 4.6

SECOND SUPPLEMENTAL INDENTURE

BETWEEN

VIRGINIA ELECTRIC AND POWER COMPANY

AND

JPMORGAN CHASE BANK

DATED AS OF AUGUST 1, 2002

7.375% JUNIOR SUBORDINATED NOTES
DUE JULY 30, 2042

TABLE OF CONTENTS

ARTICLE I—DEFINITIONS		2
1.1	Definition of Terms	2

ARTICLE II—GENERAL TERMS AND CONDITIONS OF THE JUNIOR SUBORDINATED NOTES		4
2.1	Designation and Principal Amount	4
2.2	Stated Maturity	5
2.3	Form and Payment; Minimum Transfer Restriction.	5
2.4	Exchange and Registration of Transfer of Junior Subordinated Notes; Restrictions on Transfers; Depositary	5
2.5	Interest.	7
2.6	Direct Action by Holders of Trust Preferred Securities	7

ARTICLE III—REDEMPTION OF THE JUNIOR SUBORDINATED NOTES		8
3.1	Tax Event or Investment Company Event Redemption	8
3.2	Optional Redemption by Company	8
3.3	Notice of Redemption	8

ARTICLE IV—EXTENSION OF INTEREST PAYMENT PERIOD		8
4.1	Extension of Interest Payment Period	8
4.2	Notice of Extension.	9

ARTICLE V—REMEDIES; DIRECT ACTION		10
5.1	Events of Default	10
5.2	Direct Action	10

ARTICLE VI—SATISFACTION AND DISCHARGE		11
6.1	Satisfaction and Discharge, Unclaimed Moneys	11

ARTICLE VII—ADDITIONAL COVENANT		12
7.1	Additional Tax Sums	12
7.2	Subordination	13

ARTICLE VIII—EXPENSES		13
8.1	Payment of Expenses	13
8.2	Payment Upon Resignation or Removal	14

ARTICLE IX—FORM OF JUNIOR SUBORDINATED NOTE		14
9.1	Form of Junior Subordinated Note	14

ARTICLE X—ORIGINAL ISSUE OF JUNIOR SUBORDINATED NOTES		14
10.1	Original Issue of Junior Subordinated Notes	14

ARTICLE XI—MISCELLANEOUS		15
11.1	Ratification of Indenture; Second Supplemental Indenture Controls	15
11.2	Trustee Not Responsible for Recitals	15
11.3	Governing Law	15
11.4	Separability	15
11.5	Counterparts	15

Exhibit A—Form of Junior Subordinated Note

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of August 1, 2002 (the “Second Supplemental Indenture”), between VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia corporation (the “Company”), and JPMORGAN CHASE BANK (formerly known as Chemical Bank), as trustee (the “Trustee”), under the Indenture dated as of August 1, 1995 between the Company and the Trustee (the “Base Indenture” and, together with the First Supplemental Indenture dated as of August 1, 1995 and this Second Supplemental Indenture, the “Indenture”).

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company’s unsecured junior subordinated notes (the “Securities,” which term as used herein has the same meaning as the term “Junior Subordinated Notes” in the Base Indenture) to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a series of its Securities, to be known as its 7.375% Junior Subordinated Notes due July 30, 2042 (the “Junior Subordinated Notes”), the form and substance of such Junior Subordinated Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Second Supplemental Indenture;

WHEREAS, the Company desires that this series of Securities be originally issued on August 23, 2002 pursuant to the Indenture and the Underwriting Agreement (as defined below);

WHEREAS, Virginia Power Capital Trust II, a Delaware statutory business trust (the “Trust”), has offered to the purchasers (the “Underwriters”) named in Schedule I to the Underwriting Agreement (the “Underwriting Agreement”) dated August 16, 2002 among the Underwriters, the Trust and the Company, $385,000,000 aggregate liquidation amount of its 7.375% Trust Preferred Securities (the “Trust Preferred Securities”), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from the sale of the Trust Preferred Securities, together with the proceeds of the sale by the Trust to the Company of $11,907,225 aggregate liquidation amount of its Common Securities, in $396,907,225 aggregate principal amount of the Junior Subordinated Notes; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms, and to make the Junior Subordinated Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the purchase and acceptance of the Junior Subordinated Notes by the Underwriters, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Junior Subordinated Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE I

DEFINITIONS

1.1  Definition of Terms.    For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms which are defined in the Base Indenture have the same meanings when used in this Second Supplemental Indenture unless otherwise defined herein;

(b)  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(c)  all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein;

(d)  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company;

(e)  a reference to a Section or Article is to a Section or Article of this Second Supplemental Indenture unless otherwise stated;

(f)  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(g)  headings are for convenience of reference only and do not affect interpretation; and

(h)  the following terms have the meanings given to them in the Trust Agreement: (i) Administrative Trustee, (ii) Business Day (iii) Delaware Trustee, (iv) Distributions, (v) Property Trustee, (vi) Tax Event and (vii) Investment Company Event.

“Additional Interest”

(i)  means, notwithstanding the definition set forth in the Base Indenture and with respect to any Securities issued under the Indenture on or after the date hereof, the interest, if any, that shall accrue on any interest on the Securities of any series the payment of which has not been made on the applicable interest payment date and which shall accrue at the rate per annum specified or determined as specified in such Security and

(ii)  with respect to the Junior Subordinated Notes has the meaning specified in Section 2.5.

“Additional Tax Sums” has the meaning specified in Section 7.1.

“Coupon Rate” has the meaning specified in Section 2.5(a).

“Definitive Junior Subordinated Note Certificates” means Junior Subordinated Notes issued in definitive, fully registered form.

“Extension Period” has the meaning specified in Section 4.1.

“Global Security” has the meaning specified in Section 2.4(a).

“Interest Payment Date” has the meaning specified in Section 2.5(a).

“Junior Subordinated Notes” has the meaning specified in the second recital to this Second Supplemental Indenture.

“Optional Redemption Price” has the meaning specified in Section 3.2.

“Record Date” has the meaning specified in Section 2.5(a).

“Senior Indebtedness” means with respect to the Company, notwithstanding the definition set forth in the Base Indenture and with respect to any Securities issued under the Indenture on or after the date hereof, (i) any indebtedness of the Company for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) obligations of the Company for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for the account of the Company, (iii) any indebtedness or other obligations of the Company with respect to commodity contracts (including but not limited to contracts in the spot, forward and futures markets, options, and contracts for differences), interest rate commodity and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates, (iv) all obligations of the Company as lessee which are capitalized in accordance with generally accepted accounting principles, and (v) any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described in (i), (ii) or (iii) above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, in each case listed in (i), (ii), (iii), (iv) and (v) above whether outstanding on the date of execution of this Indenture or thereafter incurred, other than obligations ranking on a parity with the Securities or ranking junior to the Securities; provided, however, that “Senior Indebtedness” does not include (a) obligations to trade creditors or (b) any indebtedness of the Company to any of its Subsidiaries.

“Special Event” has the meaning specified in Section 3.1.

“Special Event Redemption Price” has the meaning specified in Section 3.1.

“Stated Maturity” has the meaning specified in Section 2.2.

“Subsidiary” means with respect to any Securities issued under the Indenture on or after the date hereof any corporation (or the equivalent type of entity in other jurisdictions) more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Trust Preferred Securities” has the meaning specified in the fourth recital to this Second Supplemental Indenture.

“Trust” has the meaning specified in the fourth recital to this Second Supplemental Indenture.

“Trust Agreement” means the Amended and Restated Trust Agreement dated as of August 23, 2002 among the Company, as Sponsor, JPMorgan Chase Bank, as Property Trustee, Chase Manhattan Bank USA, National Association, as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust.

“Underwriters” has the meaning specified in the fourth recital to this Second Supplemental Indenture.

“Underwriting Agreement” has the meaning specified in the fourth recital to this Second Supplemental Indenture.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE
JUNIOR SUBORDINATED NOTES

2.1  Designation and Principal Amount.    There is hereby authorized one series of Junior Subordinated Notes, to be designated the “7.375% Junior Subordinated Notes due July 30, 2042,” in the initial aggregate principal amount of $396,907,225, which amount shall be as set forth in any written orders of the Company for the authentication and delivery of Junior Subordinated Notes pursuant to Section 302 of the Base Indenture and Section 10.1 hereof. Additional Junior Subordinated Notes without limitation as to amount, and without the consent of the holders of the then Outstanding Junior Subordinated Notes, may also be authenticated and delivered in the manner provided in Section 302 of the Base Indenture. Any such additional Junior Subordinated Notes will have the same Stated Maturity and other terms as those initially issued.

2.2  Stated Maturity.    The stated maturity of the Junior Subordinated Notes is July 30, 2042, which may not be shortened or extended (the “Stated Maturity”).

2.3  Form and Payment; Minimum Transfer Restriction.

(a)  The Junior Subordinated Notes shall be issued to the Property Trustee in fully registered definitive form without coupons in minimum denominations of $25 and integral multiples of $25 in excess thereof. Principal and interest on the Junior Subordinated Notes issued in definitive form will be payable, the transfer of such Junior Subordinated Notes will be registrable and such Junior Subordinated Notes will be exchangeable for Junior Subordinated Notes bearing identical terms and provisions at the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the registered holder of any Junior Subordinated Notes is the Property Trustee, the payment of the principal of and interest (including Additional Interest and Additional Tax Sums, if any) on such Junior Subordinated Notes held by the Property Trustee will be made at such place, or by wire transfer of immediately available funds to such account, as may be designated by the Property Trustee. The Security Register for the Junior Subordinated Notes shall be kept at the Corporate Trust Office of the Trustee and the Trustee is hereby appointed Security Registrar for the Junior Subordinated Notes.

(b)  The Junior Subordinated Notes may be transferred or exchanged only in minimum denominations of $25 and integral multiples of $25 in excess thereof, and any attempted transfer, sale or other disposition of Junior Subordinated Notes in a denomination other than an authorized denomination shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Notes for any purpose, including but not limited to the receipt of payments in respect of such Junior Subordinated Notes and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Notes.

2.4  Exchange and Registration of Transfer of Junior Subordinated Notes; Restrictions on Transfers; Depositary.    If distributed to holders of Trust Preferred Securities pursuant to Section 8.2 of the Trust Agreement, the Junior Subordinated Notes will be issued to such holders in the same form as the Trust Preferred Securities that such Junior Subordinated Notes replace in accordance with the following procedures:

(a)  So long as Junior Subordinated Notes are eligible for book-entry settlement with the Depositary, or unless required by law, all Junior Subordinated Notes that are so eligible will be represented by one or more Junior Subordinated Notes in global form (a “Global Security”) registered in the name of the Depositary or the nominee of the Depositary. Except as provided in Section 2.4(c) below, beneficial owners of a Global Security shall not be entitled to have Definitive Certificates registered in their names, will not receive or be entitled to receive physical delivery of Definitive Junior Subordinated Note Certificates and will not be registered holders of such Global Security.

(b)  The transfer and exchange of beneficial interests in a Global Security shall be effected through the Depositary in accordance with the Indenture and the procedures and standing instructions of the Depositary and the Trustee shall make appropriate endorsements to reflect increases or decreases in principal amounts of such Global Security.

(c)  Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.4(c)), a Global Security may not be exchanged in whole or in part for Junior Subordinated Notes registered, and no transfer of a Global Security may be registered, in the name of any person other than the Depositary or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act and no successor Depositary has been appointed by the Company within 90 days after its receipt of such notice or its becoming aware of such ineligibility, (ii) there shall have occurred and be continuing an Event of Default, or any event which after notice or lapse of time or both would be an Event of Default under the Indenture, with respect to such Junior Subordinated Note, or (iii) the Company, in its sole discretion, instructs the Trustee to exchange such Global Security for a Junior Subordinated Note that is not a Global Security (in which case such exchange shall be effected by the Trustee).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities. Initially, any Global Securities shall be registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

Definitive Junior Subordinated Notes issued in exchange for all or a part of a Global Security pursuant to this Section 2.4(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Junior Subordinated Notes to the Person in whose names such definitive Junior Subordinated Notes are so registered.

So long as Junior Subordinated Notes are represented by one or more Global Securities, (i) the registrar for the Junior Subordinated Notes and the Trustee shall be entitled to deal with the clearing agency for all purposes of the Indenture relating to such Global Securities as the sole holder of the Junior Subordinated Notes evidenced by such Global Securities and shall have no obligations to the holders of beneficial interests in such Global Securities; and (ii) the rights of the holders of beneficial interests in such Global Securities shall be exercised only through the clearing agency and shall be limited to those established by law and agreements between such holders and the clearing agency and/or the participants in the clearing agency.

At such time as all interests in a Global Security have been paid, redeemed, exchanged, repurchased or canceled, such Global Security shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Security is exchanged for definitive Junior Subordinated Notes, redeemed by the Company pursuant to Article 3 or canceled, or transferred for part of a Global Security, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions of the Depositary be reduced or increased, as the case may be, and an endorsement shall be made on such Global Security by, or at the direction of, the Trustee to reflect such reduction or increase.

(d)  If the Junior Subordinated Notes are distributed to holders of the Trust Preferred Securities pursuant to the terms of the Trust Agreement, the Company will use its reasonable best efforts to list the Junior Subordinated Notes on the New York Stock Exchange or such other stock exchange or other organization, if any, on which the Trust Securities are then listed.

2.5  Interest.

(a)  Each Junior Subordinated Note will bear interest at the rate of 7.375% per annum (the “Coupon Rate”) from August 23, 2002 until the principal thereof has been paid or duly provided for, and will bear interest (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate (“Additional Interest”), compounded quarterly, payable (subject to the provisions of Article 4) quarterly in arrears on each January 30, April 30, July 30 and October 30 of each year (each, an “Interest Payment Date”), commencing on October 30, 2002 to the Person in whose name such Junior Subordinated Note is registered, subject to certain exceptions, at the close of business on the Record Date next preceding such Interest Payment Date. The “Record Date” for payment of interest will be the Business Day next preceding the Interest Payment Date, unless such Junior Subordinated Note is registered to a holder other than the Property Trustee or a nominee of the Depositary, in which case the Record Date for payment of interest will be the fifteenth calendar day preceding the applicable Interest Payment Date whether or not a Business Day. Until liquidation, if any, of the Trust, each Junior Subordinated Note will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Preferred Securities.

(b)  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the next preceding day which is a Business Day, with the same force and effect as if made on the date that such payment was originally payable.

(c)  The Company will also pay any Additional Tax Sums as additional distributions on the Junior Subordinated Notes if the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event.

2.6  Direct Action by Holders of Trust Preferred Securities.    In addition to any right of Direct Action granted under Section 3.8(e) of the Trust Agreement to the holders of Trust Preferred Securities, if the Property Trustee fails to enforce its rights under the Trust Agreement or the Indenture to the fullest extent permitted by law and subject to the terms of the Trust Agreement and the Indenture, then a holder of Trust Preferred Securities may directly institute a proceeding against the Company to enforce the Property Trustee’s rights under the

Trust Agreement or the Indenture without first instituting a legal proceeding against the Property Trustee or any other Person.

ARTICLE III

REDEMPTION OF THE JUNIOR SUBORDINATED NOTES

3.1  Tax Event or Investment Company Event Redemption.    If a Tax Event or Investment Company Event (either, a “Special Event”) shall occur and be continuing, the Company may, at its option, redeem the Junior Subordinated Notes in whole (but not in part) within 90 days of the occurrence of such Special Event at a redemption price (the “Special Event Redemption Price”) equal to 100% of the principal amount of the Junior Subordinated Notes plus accrued and unpaid interest thereon to but excluding the redemption date. The Special Event Redemption Price shall be paid prior to 2:00 p.m., New York City time, on the date of such redemption, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Special Event Redemption Price by 11:00 a.m., New York City time, on the date such Special Event Redemption Price is to be paid.

3.2  Optional Redemption by Company.    The Company shall have the option to redeem the Junior Subordinated Notes at any time on or after August 23, 2007, in whole or in part, at a redemption price (the “Optional Redemption Price”) equal to 100% of the principal amount of the Junior Subordinated Notes plus accrued and unpaid interest thereon to but excluding the redemption date; provided, however, that if a redemption in part would result in the delisting of the Trust Preferred Securities, the Company may redeem the Junior Subordinated Notes only in whole. The Optional Redemption Price shall be paid prior to 2:00 p.m., New York City time, on the date of such redemption, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 11:00 a.m., New York City time, on the date such Optional Redemption Price is to be paid.

3.3  Notice of Redemption.    Subject to Article Eleven of the Base Indenture, notice of any redemption pursuant to this Article Eleven will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Notes to be redeemed at such holder’s registered address. Unless the Company defaults in payment of the Special Event Redemption Price or the Optional Redemption Price, as the case may be, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Notes called for redemption.

ARTICLE IV

EXTENSION OF INTEREST PAYMENT PERIOD

4.1  Extension of Interest Payment Period.    So long as no Event of Default under Section 501 of the Base Indenture has occurred and is continuing, the Company shall have the right, at any time during the term of the Junior Subordinated Notes, from time to time to defer the payment of interest by extending the interest payment period of such Junior Subordinated Notes for a period up to 20 consecutive quarters (an “Extension Period”), during which Extension Period the Company shall have the right to make partial payments of interest on any

Interest Payment Date. No Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity of the Junior Subordinated Notes. To the extent permitted by applicable law, interest, the payment of which has been deferred because of an Extension Period imposed pursuant to this Section 4.1, will bear Additional Interest compounded quarterly. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid on the Junior Subordinated Notes, including any Additional Interest and Additional Tax Sums, if applicable, to the holders of the Junior Subordinated Notes in whose names the Junior Subordinated Notes are registered in the Security Register on the first Record Date preceding the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such Extension Period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Stated Maturity. At any time following the termination of any Extension Period and upon the payment of any accrued and unpaid Additional Interest and Additional Tax Sums, if applicable, then due, the Company may elect to begin a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof.

During any such Extension Period, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s Capital Stock or (ii) make any payment of principal of or interest on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior to this Junior Subordinated Note or make any guarantee payments with respect to any Guarantee or other guarantee by the Company of the debt securities of any Subsidiary of the Company that by its terms ranks on a parity with or junior to this Junior Subordinated Note (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Capital Stock or any class or series of preferred stock of the Company under any Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under any Guarantee relating to the Trust Preferred Securities issued by the Trust and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company’s benefit plans for its directors, officers, employees, consultants or advisors).

4.2  Notice of Extension.

(a)  If the Property Trustee is the only registered holder of the Junior Subordinated Notes at the time the Company elects to begin or extend an Extension Period, the Company shall give written notice to the Property Trustee, the Administrative Trustees and theTrustee of its election to begin or extend any Extension Period at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Trust Preferred Securities issued by the Trust would have been payable but for the election to begin or extend such Extension Period or (ii) subject to applicable principles of federal securities law, the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Trust Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. An Administrative Trustee shall give notice of the Company’s election to begin or extend an Extension Period to the holders of such Trust Preferred Securities.

(b)  If the Property Trustee is not the only holder of the Junior Subordinated Notes at the time the Company elects to begin or extend an Extension Period, the Company shall give the holders of the Junior Subordinated Notes, the Administrative Trustees and the Trustee written notice of its election to begin or extend such Extension Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) subject to applicable principles of federal securities law, the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to holders of the Junior Subordinated Notes.

(c)  The quarter in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 consecutive quarters permitted in the maximum Extension Period permitted under Section 4.1.

ARTICLE V

REMEDIES; DIRECT ACTION

5.1  Events of Default.    Section 501(5) of the Base Indenture is amended and supplemented with respect to Securities issued under the Indenture on or after the date hereof by deleting the word “or” at the end of Section 501(5) and adding the following:

“unless the Trustee, or the Trustee and the Holders of a principal amount of Junior Subordinated Notes not less than the principal amount of Junior Subordinated Notes the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee or the Trustee and the Holders of such principal amount of Junior Subordinated Notes, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or”

5.2  Direct Action.    Article Five of the Base Indenture is amended and supplemented, with respect to Securities issued under the Indenture on or after the date hereof, to add a new Section 516, which reads in its entirety as follows:

Section 516.  Direct Action.

In the case of Junior Subordinated Notes of a series issued to a Securities Trust, any holder of preferred securities that are part of the corresponding series of Trust Securities issued by such Securities Trust shall have the right, upon the occurrence of an Event of Default described in Sections 501 (1)-(3) of the Base Indenture with respect to such Junior Subordinated Notes, to institute a suit directly against the Company (a “Direct Action”) for enforcement of payment to such holder of principal of (including premium, if any) and interest (including any Additional Interest) on such Junior Subordinated Notes having a principal amount equal to the aggregate liquidation amount of such preferred securities of the corresponding series held by such holder. Notwithstanding any payments made to a holder of such preferred securities by the Company pursuant to a Direct Action initiated by such holder, the Company shall remain obligated to pay the principal of or interest due on such Junior Subordinated Notes, and the Company shall be subrogated to the rights of the holder of such preferred securities with respect to payments on the preferred securities to the extent of any payments made by the Company to such holder in any Direct Action.

ARTICLE VI

SATISFACTION AND DISCHARGE

6.1  Satisfaction and Discharge, Unclaimed Moneys.    Article Four of the Base Indenture is amended and supplemented with respect to Securities issued under the Indenture on or after the date hereof by deleting Article Four of the Base Indenture in its entirety, and substituting the following in lieu thereof:

ARTICLE FOUR

SATISFACTION AND DISCHARGE OF
INDENTURE, UNCLAIMED MONEYS

Section 401.  Satisfaction and Discharge of Indenture.

If (a) the Company shall deliver to the Trustee for cancellation all Junior Subordinated Notes of any series theretofore authenticated (other than any (i) Junior Subordinated Notes of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 304 and (ii) Junior Subordinated Notes of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) and not theretofore canceled, or (b) all the Junior Subordinated Notes of such series not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee as trust funds the entire amount sufficient to pay at Maturity or upon redemption all of such Junior Subordinated Notes not theretofore canceled or delivered to the Trustee for cancellation, including principal and any interest due or to become due to such date of Maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to Junior Subordinated Notes of such series, then this Indenture shall cease to be of further effect with respect to Junior Subordinated Notes of such series, (except as to (i) remaining rights of registration of transfer, conversion, substitution and exchange and the Company’s right of optional redemption of Junior Subordinated Notes of such series, (ii) rights hereunder of holders to receive payments of principal of, and any interest on, the Junior Subordinated Notes of such series, and other rights, duties and obligations of the holders of Junior Subordinated Notes of such series as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company, and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Junior Subordinated Notes of such series. The Company hereby agrees to compensate the Trustee for any services thereafter reasonably and properly rendered and to reimburse the Trustee for any costs or expenses theretofore and thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Junior Subordinated Notes of such series. Notwithstanding the satisfaction and discharge of this Indenture with respect to the Junior Subordinated Notes of any or all series, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to clause (b) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

If, subsequent to the date a discharge is effected pursuant to this Section 401, Additional Interest or Additional Tax Sums (in excess of that established as of the date such discharge is effected) become payable in respect of the series of Junior Subordinated Notes discharged, in order to preserve the benefits of the discharge established hereunder, the Company shall irrevocably deposit or cause to be irrevocably deposited in accordance with the provisions of this Section 401, within ten Business Days prior to the date the first payment in respect of any portion of such excess Additional Interest or Additional Tax Sums become due, such additional funds as are necessary to satisfy the provisions of this Section 401 as if a discharge were being effected as of the date of such subsequent deposit. Failure to comply with the requirements of this paragraph shall result in the termination of the benefits of the discharge established by this Section 401.

Section 402.  Application by Trustee of Funds Deposited for Payment of Securities.

Subject to the provisions of the last paragraph of Section 1003, all moneys deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the holders of the particular Junior Subordinated Notes of such series, for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

ARTICLE VII

ADDITIONAL COVENANT

7.1  Additional Tax Sums.    Article Ten of the Base Indenture is amended and supplemented with respect to Securities issued under the Indenture on or after the date hereof by adding the following Section 1009:

Section 1009.  Additional Tax Sums.

In the case of the Junior Subordinated Notes of a series issued to a Securities Trust, so long as no Event of Default has occurred and is continuing and except as otherwise specified as contemplated by Article Two or Section 301, in the event that (i) a Securities Trust is the holder of all of the Outstanding Junior Subordinated Notes of such series, (ii) a Tax Event in respect of such Securities Trust shall have occurred and be continuing and (iii) the Company shall not have (a) redeemed the Junior Subordinated Notes of such series or (b) terminated such Securities Trust pursuant to the termination provisions of the related Trust Agreement, the Company shall pay to such Securities Trust (and any permitted successor or assign under the related Trust Agreement) for so long as such Securities Trust (or its permitted successor or assignee) is the registered holder of any Junior Subordinated Notes of such series, such additional amounts as may be necessary in order that the amount of distributions then due and payable by such Securities Trust on the related Trust Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Securities Trust has become subject as a result of such Tax Event (but not including withholding taxes imposed on holders of such Trust Securities) (the “Additional Tax Sums”). Whenever in this Indenture or the Junior Subordinated Notes there is a reference in any context to the payment of principal of or interest on the Junior Subordinated Notes, such reference shall be deemed to include payment of the Additional Tax Sums provided for in this paragraph to the extent that, in such context, Additional Tax Sums are, were or would be payable in respect thereof pursuant to the provisions of this Section and express reference to the payment of Additional Tax Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Tax Sums in those provisions hereof where such express reference is not made; provided, however, that the deferral of the payment of interest pursuant to the terms of any series of Junior Subordinated Notes shall not defer the payment of any Additional Tax Sums that may be then due and payable with respect to such series.

7.2  Subordination.    All references to Senior Indebtedness in the Base Indenture, to the extent relating to any Securities issued under the Indenture on or after the date hereof, shall have the meaning assigned to that term in Section 1.1 hereof.

ARTICLE VIII

EXPENSES

8.1  Payment of Expenses.    In connection with the offering, sale and issuance of the Junior Subordinated Notes to the Property Trustee and in connection with the offering, sale and issuance of the Trust Preferred Securities by the Trust, the Company, in its capacity as borrower with respect to the Junior Subordinated Notes, shall:

(a)  pay all costs and expenses relating to the offering, sale and issuance of the Junior Subordinated Notes, including commissions to the Underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Base Indenture;

(b)  pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

(c)  pay all costs and expenses related to the enforcement by the Property Trustee of the rights of the registered holders of the Trust Preferred Securities;

(d)  be primarily liable for any indemnification obligations arising with respect to the Trust Agreement and the Underwriting Agreement; and

(e)  pay any and all taxes and all liabilities, costs and expenses with respect to such taxes of the Trust (but not including withholding taxes imposed on holders of Trust Preferred Securities or Common Securities of the Trust).

8.2  Payment Upon Resignation or Removal.    Upon termination of this Second Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee pursuant to Section 610 of the Base Indenture, the Company shall pay to the Trustee all amounts owed to it under Section 607 of the Base Indenture accrued to the date of such termination, removal or resignation. Upon termination of the Trust Agreement or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 6.6 of the Trust Agreement, the Company shall pay to the Delaware Trustee or the Property Trustee, and their respective counsel, as the case may be, all amounts owed to them under Sections 4.2 and 9.4(b) of the Trust Agreement accrued to the date of such termination, removal or resignation.

ARTICLE IX

FORM OF JUNIOR SUBORDINATED NOTE

9.1  Form of Junior Subordinated Notes.    The Junior Subordinated Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A.

ARTICLE X

ORIGINAL ISSUE OF JUNIOR SUBORDINATED NOTES

10.1  Original Issue of Junior Subordinated Notes.    Junior Subordinated Notes in the initial aggregate principal amount of up to $396,907,225 may be executed by the Company and delivered to the Trustee for authentication by it in accordance with a Company Order, and the Trustee shall thereupon authenticate and deliver said Junior Subordinated Notes without any further corporate action by the Company. Additional Junior Subordinated Notes without limitation as to amount, and without the consent of the holders of the then Outstanding Junior Subordinated Notes, may also be authenticated and delivered in the manner provided in Section 302 of the Base Indenture. Any such additional Junior Subordinated Notes will have the same Stated Maturity and other terms as those initially issued.

ARTICLE XI

MISCELLANEOUS

11.1  Ratification of Indenture; Second Supplemental Indenture Controls.    The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Second Supplemental Indenture shall supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

11.2  Trustee Not Responsible for Recitals.    The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

11.3  Governing Law.    This Second Supplemental Indenture and each Junior Subordinated Note shall be governed by and construed in accordance with the internal laws of the State of New York.

11.4  Separability.    In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Junior Subordinated Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Junior Subordinated Notes, but this Second Supplemental Indenture and the Junior Subordinated Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

11.5  Counterparts.    This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

VIRGINIA ELECTRIC AND POWER COMPANY

By:
Name:
Title:

JPMORGAN CHASE BANK, as Trustee

By:
Name:
Title:

EXHIBIT A

(FORM OF FACE OF JUNIOR SUBORDINATED NOTE)

[THIS JUNIOR SUBORDINATED NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS JUNIOR SUBORDINATED NOTE IS EXCHANGEABLE FOR JUNIOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS JUNIOR SUBORDINATED NOTE (OTHER THAN A TRANSFER OF THIS JUNIOR SUBORDINATED NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS JUNIOR SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY JUNIOR SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

THE JUNIOR SUBORDINATED NOTES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A PRINCIPAL AMOUNT OF $25 OR ANY INTEGRAL MULTIPLE THEREOF. ANY TRANSFER, SALE OR OTHER DISPOSITION OF SUCH JUNIOR SUBORDINATED NOTES IN A BLOCK IN A DENOMINATION OTHER THAN AN AUTHORIZED DENOMINATION SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH JUNIOR SUBORDINATED NOTES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH JUNIOR SUBORDINATED NOTES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH JUNIOR SUBORDINATED NOTES.

*	Insert in Global Junior Subordinated Notes.

VIRGINIA ELECTRIC AND POWER COMPANY

7.375% JUNIOR SUBORDINATED NOTE
DUE JULY 30, 2042

NUMBER	[up to] [1] $

Dated:	CUSIP NO: ]

Registered Holder:

VIRGINIA ELECTRIC AND POWER COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [of                                               Dollars($                ))]2 [specified in the Schedule annexed hereto]3 on July 30, 2042, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt. The Company further promises to pay to the registered Holder hereof as hereinafter provided (a) interest on said principal sum (subject to deferral as set forth herein) at the rate per annum specified in the title of this junior subordinated note (the “Junior Subordinated Note”), in like coin or currency, quarterly in arrears on each January 30, April 30, July 30 and October 30 (each an “Interest Payment Date”) commencing October 30, 2002, from the Interest Payment Date next preceding the date hereof to which interest has been paid or duly provided for (unless (i) no interest has yet been paid or duly provided for on this Junior Subordinated Note, in which case from August 23, 2002, or (ii) the date hereof is before an Interest Payment Date but after the related Record Date (as defined below), in which case from such following Interest Payment Date; provided, however, that if the Company shall default in payment of the interest due on such following Interest Payment Date, then from the next preceding Interest Payment Date to which interest has been paid or duly provided for), until the principal hereof is paid or duly provided for, plus (b) Additional Interest, as defined in the Indenture, to the extent permitted by applicable law, on any interest payment that is not made on the applicable Interest Payment Date, which shall accrue at the rate per annum specified in the title of this Junior Subordinated Note, compounded quarterly.

The interest so payable will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Junior Subordinated Note is registered at the close of business on the Record Date next preceding such Interest Payment Date. The Record Date shall be the Business Day next preceding the Interest Payment Date, unless this Junior Subordinated Note is registered to a holder other than the Property Trustee or a nominee of The Depository Trust Company, in which case the Record Date will be the fifteenth

[1]	Insert in Global Junior Subordinated Notes.
[2]	Insert in all Junior Subordinated Notes other than Global Junior Subordinated Notes.
[3]	Insert in Global Junior Subordinated Notes.

calendar day preceding such Interest Payment Date whether or not a Business Day. This Junior Subordinated Note may be presented for payment of principal and interest at the principal corporate trust office of JPMorgan Chase Bank, as paying agent for the Company, maintained for that purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Security Register of the Junior Subordinated Notes or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that proper transfer instructions have been received by the Record Date. Interest on the Junior Subordinated Note will be computed on the basis of a 360-day year of twelve 30-day months.

So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Junior Subordinated Note from time to time to defer payment of interest on this Junior Subordinated Note, for up to 20 consecutive quarterly interest payment periods with respect to each deferral period (each an “Extension Period”), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date; provided, however, that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond July 30, 2042. At the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (together with any Additional Interest, if applicable, thereon to the extent permitted by applicable law, and Additional Tax Sums, if applicable). During any such Extension Period, the Company shall not, and shall cause any Subsidiary of the Company not to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s Capital Stock (which includes Common Stock and preferred stock) or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior to this Junior Subordinated Note or make any guarantee payments with respect to any Guarantee or other guarantee by the Company of the debt securities of any Subsidiary of the Company that by its terms ranks on a parity with or junior to this Junior Subordinated Note (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Capital Stock or any class or series of preferred stock of the Company under any Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under any Guarantee relating to the Trust Preferred Securities issued by the Trust and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company’s benefit plans for its directors, officers, employees, consultants or advisors). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided, however, that no Extension Period shall exceed 20 consecutive quarterly periods or extend beyond July 30, 2042. At any time following the termination of any Extension Period and the payment of all accrued and unpaid interest (together with any Additional Interest and Additional Tax Sums, if applicable) then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. If the Property Trustee is the only registered holder of the Junior Subordinated Notes of this series, the Company shall give written notice to the Property Trustee and the Trustee of its election to begin or extend any Extension Period at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Trust Preferred Securities issued by the relevant Securities Trust would have been payable but for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Trust Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. An Administrative Trustee shall give notice of the Company’s election to begin or extend an Extension Period to the holders of such Trust Preferred Securities. If the Property Trustee is not the only holder of the Junior Subordinated Notes of this series at the time the Company elects to begin or extend an Extension Period, the Company shall give the holders of the Junior Subordinated Notes of this series and the Trustee written notice of its election to begin or extend such Extension Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to holders of the Junior Subordinated Notes of this series.

The quarter in which any notice is given pursuant to the preceding paragraph shall be counted as one of the 20 consecutive quarters permitted in the maximum Extension Period.

This Junior Subordinated Note is issued pursuant to an Indenture, dated as of August 1, 1995 between the Company, as issuer, and JPMorgan Chase Bank (formerly known as Chemical Bank), a New York banking corporation, as trustee, as supplemented by a First Supplemental Indenture dated as of August 1, 1995 and a Second Supplemental Indenture dated as of August 1, 2002 (as supplemented or amended from time to time, the “Indenture”). Reference is made to the Indenture for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Junior Subordinated Note. Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture. By acceptance of this Junior Subordinated Notes, the Holder hereof agrees to be bound by the provisions of the Indenture.

The Junior Subordinated Notes of this series shall have an initial aggregate principal amount of Three Hundred Ninety-Six Million Nine Hundred Seven Thousand Two Hundred Twenty-Five Dollars ($396,907,225).

The Junior Subordinated Notes evidenced by this Certificate may be transferred or exchanged only in minimum denominations of $25 and integral multiples of $25 in excess thereof, and any attempted transfer, sale or other disposition of Junior Subordinated Notes in a denomination other than an authorized denomination shall be deemed to be void and of no legal effect whatsoever.

The indebtedness of the Company evidenced by this Junior Subordinated Note, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to Holders of Senior Indebtedness of the Company and each Holder of this Junior Subordinated Note, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

This Junior Subordinated Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.

IN WITNESS WHEREOF, VIRGINIA ELECTRIC AND POWER COMPANY has caused this instrument to be signed, manually or in facsimile, by its Chairman of the Board, or its President, or any Vice President under the corporate seal of Virginia Electric and Power Company attested by its Corporate Secretary or an Assistant Corporate Secretary

VIRGINIA ELECTRIC AND POWER COMPANY

[SEAL]	By:
Name: Title:
Attest:

By:
Name: Title: [Assistant] Corporate Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, as Trustee

By:
Authorized Officer

REVERSE OF JUNIOR SUBORDINATED NOTE

As provided in and subject to the provisions in the Indenture, the Company shall have the right to redeem this Junior Subordinated Note, in whole or in part, at any time on or after August 23, 2007 at the Optional Redemption Price. In addition, upon the occurrence and during the continuation of a Special Event, the Company may, at its option, within 90 days of the occurrence of such Special Event, redeem this Junior Subordinated Note in whole (but not in part) at the Special Event Redemption Price.

In the case an Event of Default, as defined in the Indenture, with respect to the Junior Subordinated Notes of this series shall have occurred and be continuing, the principal of all of the Junior Subordinated Notes of this series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

Any consent or waiver by the Holder of this Junior Subordinated Note given as provided in the Indenture shall be conclusive and binding upon such Holder and upon all future Holders of this Junior Subordinated Note and of any Junior Subordinated Note issued in exchange, registration of transfer, or otherwise in lieu hereof irrespective of whether any notation of such consent or waiver is made upon this Junior Subordinated Note or such other Junior Subordinated Notes. No reference herein to the Indenture and no provision of this Junior Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Junior Subordinated Note, at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Junior Subordinated Note may be registered on the Security Register of the Junior Subordinated Notes of this series upon surrender of this Junior Subordinated Note for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Junior Subordinated Note or Junior Subordinated Notes of this series of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

Prior to due presentment for registration of transfer of this Junior Subordinated Note, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Junior Subordinated Note shall be registered upon the Security Register of the Junior Subordinated Notes of this series as the absolute owner of this Junior Subordinated Note (whether or not this Junior Subordinated Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Junior Subordinated Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

The Company and, by acceptance of this Junior Subordinated Note or a beneficial interest in this Junior Subordinated Note, each holder hereof and any person acquiring a beneficial interest herein, agree that for United States federal, state and local tax purposes it is intended that this Junior Subordinated Note constitute indebtedness.

This Junior Subordinated Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Junior Subordinated Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Junior Subordinated Note on the books of the Company, with full power of substitution in the premises.

Dated:                          ,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

[FORM OF SCHEDULE FOR ENDORSEMENTS ON GLOBAL NOTES AND
NOTES ISSUED TO THE PROPERTY TRUSTEE TO REFLECT
CHANGES IN PRINCIPAL AMOUNT]*

The initial principal amount of this Note is: $

Changes to Principal Amount of Global Note and Note issued to the Property Trustee

Date	Principal Amount by which this Note is to be Decreased or Increased and the Reason for the Decrease or Increase	Remaining Principal Amount of this Note	Signature of Authorized Officer of Trustee

*	Insert Schedule in Global Notes and Notes issued to the Property Trustee.